UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2003

RES-CARE, INC.
 (Exact Name of Registrant as Specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

     On November 21, 2003, Res-Care, Inc. (“ResCare”) commenced a solicitation of holders of its 10 5/8% Senior Notes Due 2008 (“Senior Notes”) to obtain consents to amendments to the Indenture governing the Senior Notes that would allow ResCare to undertake transactions to strengthen its balance sheet and improve its financial flexibility. The adoption of the proposed amendments requires the consent of registered holders of at least a majority of the $150 million aggregate principal amount of outstanding Senior Notes. A copy of the consent solicitation statement is attached as Exhibit 99.1 to this Report.

     As previously announced, ResCare proposes to undertake the following transactions:

•	replacing its existing $80 million senior secured credit facility with a new $135 million senior secured credit facility, which will initially include a $100 million revolving credit facility and a $35 million term loan; and

•	redeeming, primarily with cash on hand, the outstanding $87 million aggregate principal amount of its 6% Convertible Subordinated Notes Due 2004 before they mature in December 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RES-CARE, INC.

Date: November 21, 2003	By /s/ Ronald G. Geary Ronald G. Geary Chairman, CEO and President

INDEX TO EXHIBITS

99.1	Consent Solicitation Statement dated November 21, 2003.